News Release
CONTACT:

Gregg D. Adzema	Marli Quesinberry
Executive Vice President and	Director, Investor Relations and
Chief Financial Officer	Corporate Communications
(404) 407-1116	(404) 407-1898
greggadzema@cousinsproperties.com	marliquesinberry@cousinsproperties.com
COUSINS PROPERTIES REPORTS RESULTS FOR
QUARTER AND YEAR ENDED DECEMBER 31, 2015
Highlights

•	Funds From Operations for the fourth quarter were $0.23 per share and $0.89 per share for the year.

•	Same property net operating income on a cash basis increased 8.2% during the fourth quarter and increased 7.3% for the year.

•	Second generation net rent per square foot on a cash basis increased 23.8% during the fourth quarter and increased 19.8% for the year.

•	Leased or renewed 1,240,017 square feet of office space during the fourth quarter and 2,972,213 square feet for the year.

•	Sold The Points at Waterview, a 203,000 square foot office building in Dallas, Texas, for $26.8 million.

•
Sold three North Point Center East office buildings in Atlanta, Georgia that totaled 411,000 square feet for $70.3 million. Subsequent to year end, sold the remaining North Point Center East office building that totaled 129,000 square feet for $22.0 million.

•	Commenced operations at Research Park V, a 173,000 square foot office building in Austin, Texas.

•
Repurchased 3.2 million shares of common stock for $29.1 million during the fourth quarter, bringing the total amount purchased in 2015 to 5.2 million shares for $47.8 million since the initiation of this program in September 2015.

ATLANTA (February 10, 2016) - Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the quarter and year ended December 31, 2015.
"We had an outstanding fourth quarter highlighted by strong same property net operating income growth and over 1.2 million square feet of leasing,” said Larry Gellerstedt, President and Chief Executive Officer of Cousins. “Looking to 2016, we are keenly focused on our Houston portfolio as office market fundamentals have weakened in reaction to depressed energy prices. However, as a result of our aggressive action of executing several large leases in Houston very early in this cycle, we now own a stable portfolio in the most protected submarkets with minimal lease expiration exposure over the next few years. Meanwhile, office fundamentals in our other Sun Belt markets are outstanding as they continue to benefit from strong employment growth and limited new office supply."

Financial Results
Funds From Operations ("FFO") was $49.1 million, or $0.23 per share, for the fourth quarter of 2015, compared with $51.6 million, or $0.24 per share, for the fourth quarter of 2014. FFO was $192.7 million, or $0.89 per share, for the year ended December 31, 2015, compared with $165.2 million, or $0.81 per share, for the same period in 2014.
Net income available to common stockholders was $56.7 million, or $0.27 per share, for the fourth quarter of 2015, compared with $23.2 million, or $0.11 per share, for the fourth quarter of 2014. Net income available to common stockholders was $125.5 million, or $0.58 per share, for the year ended December 31, 2015, compared with $45.5 million, or $0.22 per share, for the same period in 2014.

2016 FFO Guidance
For the year ending December 31, 2016, the Company expects to report FFO in the range of $0.86 to $0.92 per share. This guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in this release and during our scheduled conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. This guidance also excludes the operational or capital impact of any development activity other than Carolina Square and the NCR project.
The Company's guidance is provided for information purposes based on current plans and assumptions and is subject to change.
Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 11, 2016, to discuss the results of the quarter and year ended December 31, 2015. The number to call for this interactive teleconference is (877) 247-1056.
A replay of the conference call will be available for 14 days by dialing (877) 344-7529 and entering the passcode 10078591. The replay can be accessed on the Company's website, www.cousinsproperties.com, through the “Q4 2015 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page.
A copy of Cousins Properties fourth quarter 2015 Supplement Information can be found in the Investor Relations section of the Company's website at www.cousinsproperties.com. The information in this update is for informational purposes based on current plans and assumptions and is subject to change. The Company undertakes no obligation to update this information.
Cousins Properties Incorporated is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.
The Consolidated Statements of Operations, Consolidated Balance Sheets, a schedule entitled Funds From Operations, which reconciles Net Income Available to Common Stockholders to FFO, and a schedule entitled Same Property Information, which reconciles cash basis same property net operating income to rental property revenues and rental property expenses, are attached to this press release. The change in second generation net rent per square foot on a cash basis represents the aggregate net rent (base rent less operating expense reimbursements and leasing costs) paid by prior tenants compared to the aggregate net rent paid by current tenants for spaces that have been re-leased in the office portfolio. Second generation leases exclude leases executed for spaces that were vacant upon acquisition, new leases in a development property, and leases for spaces that have been vacant for one year or more. More detailed information on Net Income (Loss) Available to Common Stockholders and FFO results is included in the “Net Income and Funds From Operations - Supplemental Detail” schedule, which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), and which can be viewed through the “Supplemental Information” and “SEC Filings” links on the “Investor Information & Filings” link of the Investor Relations page of the Company’s website at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (404) 407-1898.
Certain matters discussed in this news release are “forward-looking statements” within the meaning of the federal securities laws. Examples of such statements in this news release include the Company's estimated ranges of FFO per share, same property NOI growth, fee and other income, general and administrative expense, interest and other expenses, GAAP straight-lined rental income, and above and below market rental income, and the assumptions related thereto. Such statements are subject to uncertainties and risk. These include, but are not limited to, the availability and terms of capital and financing; the ability to refinance indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions and investments or from dispositions; the potential dilutive effect of common stock offerings; the failure to achieve benefits from the repurchase of its common stock; the availability of buyers and adequate pricing with respect to the disposition of assets; risks related to the geographic concentration of its portfolio, including, but not limited to, metropolitan Houston and metropolitan Atlanta; risks related to industry concentration of the Company's portfolio including, but not limited to, the energy industry; risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular; changes to the Company's strategy with regard to land and other non-core holdings that require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, and the ability to lease newly developed and/or recently acquired space; the adverse change in the financial condition of one or more of its major tenants; volatility in interest rates and insurance rates; the availability of sufficient investment opportunities; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipts of required permits, construction delays, cost overruns, and leasing risk); the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including those described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The words “believes,” “expects,”

“anticipates,” “estimates,” ”plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although the the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities laws.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Rental property revenues	$90,842	$99,535	$373,068	$343,910
Fee income	2,091	6,353	7,297	12,519
Other	685	167	1,278	4,954
	93,618	106,055	381,643	361,383
Costs and expenses:
Rental property operating expenses	35,485	46,434	156,157	155,934
Reimbursed expenses	916	949	3,430	3,652
General and administrative expenses	4,597	3,498	17,099	19,969
Interest expense	7,504	8,156	30,723	29,110
Depreciation and amortization	31,852	38,039	135,416	140,018
Acquisition and related costs	195	314	299	1,130
Other	127	1,692	1,000	3,544
	80,676	99,082	344,124	353,357
Income from continuing operations before taxes, unconsolidated joint ventures, and sale of investment properties	12,942	6,973	37,519	8,026
Benefit for income taxes from operations	—	—	—	20
Income from unconsolidated joint ventures	1,214	5,924	8,302	11,268
Income from continuing operations before gain on sale of investment properties	14,156	12,897	45,821	19,314
Gain on sale of investment properties	42,720	10,967	80,394	12,536
Income from continuing operations	56,876	23,864	126,215	31,850
Income (loss) from discontinued operations:
Income (loss) from discontinued operations	(21)	(4)	(35)	1,800
Gain (loss) on sale from discontinued operations	—	(14)	(551)	19,358
	(21)	(18)	(586)	21,158
Net income	56,855	23,846	125,629	53,008
Net income attributable to noncontrolling interests	(111)	(628)	(111)	(1,004)
Net income attributable to controlling interests	56,744	23,218	125,518	52,004
Dividends to preferred stockholders	—	—	—	(2,955)
Preferred share original issuance costs	—	—	—	(3,530)
Net income available to common stockholders	$56,744	$23,218	$125,518	$45,519
Per common share information — basic and diluted:
Income from continuing operations attributable to controlling interest	$0.27	$0.11	$0.58	$0.12
Income from discontinued operations	—	—	—	0.10
Net income available to common stockholders	$0.27	$0.11	$0.58	$0.22
Weighted average shares — basic	213,872	216,511	215,827	204,216
Weighted average shares — diluted	213,978	216,733	215,979	204,460
Dividends declared per common share	$0.080	$0.075	$0.320	$0.300

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015		2014
Net Income Available to Common Stockholders	$56,744	$23,218	$125,518		$45,519
Depreciation and amortization of real estate assets:
Consolidated properties	31,442	37,790	133,796	—	139,151
Share of unconsolidated joint ventures	3,239	2,957	11,645		11,915
(Gain) loss on sale of depreciated properties:
Consolidated properties	(42,316)	(10,825)	(78,210)		(30,188)
Share of unconsolidated joint ventures	—	(2,154)	—		(1,767)
Non-controlling interest related to the sale of depreciated properties	—	574	—		574
Funds From Operations Available to Common Stockholders	$49,109	$51,560	$192,749		$165,204
Per Common Share — Basic and Diluted:
Net Income Available	$0.27	$0.11	$0.58		$0.22
Funds From Operations	$0.23	$0.24	$0.89		$0.81
Weighted Average Shares — Basic	213,872	216,511	215,827		204,216
Weighted Average Shares — Diluted	213,978	216,733	215,979		204,460

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.
FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2015	December 31, 2014

Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $352,350 and $324,543 in 2015 and 2014, respectively	$2,194,781	$2,181,684
Projects under development	27,890	91,615
Land	17,829	21,646
	2,240,500	2,294,945
Real estate assets and other assets held for sale, net of accumulated depreciation and amortization of $7,200 in 2015	7,246	—

Cash and cash equivalents	2,003	—
Restricted cash	4,304	5,042
Notes and accounts receivable, net of allowance for doubtful accounts of $1,353 and $1,643 in 2015 and 2014, respectively	10,828	10,732
Deferred rents receivable	67,258	57,939
Investment in unconsolidated joint ventures	102,577	100,498
Intangible assets, net of accumulated amortization of $103,458 and $76,050 in 2015 and 2014, respectively	124,615	163,244
Other assets	38,472	34,930
Total assets	$2,597,803	$2,667,330
Liabilities:
Notes payable	$721,293	$792,344
Accounts payable and accrued expenses	71,739	76,240
Deferred income	29,788	23,277
Intangible liabilities, net of accumulated amortization of $26,890 and $16,897 in 2015 and 2014, respectively	59,592	70,020
Other liabilities	30,629	31,991
Liabilities of real estate assets held for sale	1,347	—
Total liabilities	914,388	993,872
Commitments and contingencies	—	—
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, -0- shares issued and outstanding in 2015 and 2014	—	—
Common stock, $1 par value, 350,000,000 shares authorized, 220,255,676 and 220,082,610 shares issued in 2015 and 2014, respectively	220,256	220,083
Additional paid-in capital	1,722,224	1,720,972
Treasury stock at cost, 8,742,181 and 3,570,082 shares in 2015 and 2014, respectively	(134,630)	(86,840)
Distributions in excess of cumulative net income	(124,435)	(180,757)
Total equity	1,683,415	1,673,458
Total liabilities and equity	$2,597,803	$2,667,330

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
SAME PROPERTY INFORMATION
(unaudited; in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2015		2014	2015		2014
Net Operating Income - Consolidated Properties
Rental property revenues	$90,842		$99,535	$373,068		$343,910
Rental property expenses	(35,485)		(46,434)	(156,157)		(155,934)
	55,357		53,101	216,911		187,976
Net Operating Income - Discontinued Operations
Rental property revenues	—		4	4		2,927
Rental property expenses	—		(2)	(18)		(1,128)
	—		2	(14)		1,799
Net Operating Income - Unconsolidated Joint Ventures	6,232	—	6,150	24,335	—	25,898
Total Net Operating Income	$61,589		$59,253	$241,232		$215,673

Net Operating Income
Same Property	$43,367	—	$40,831	$168,944	—	$163,590
Non-Same Property	18,222	—	18,422	72,288	—	52,083
	$61,589		$59,253	$241,232		$215,673

Non-Cash Items
Straight-line rent	$3,315		$5,275	$20,008		$22,093
Other	1,526		1,740	6,043		6,493
Non-cash ground rent expense	19		3	(40)		13
	$4,860		$7,018	$26,011		$28,599
Cash Basis Property Net Operating Income
Same Property	40,580		37,517	154,388	—	143,913
Non-Same Property	16,149		14,718	60,833	—	43,161
	$56,729		$52,235	$215,221		$187,074

This schedule shows Same Property Net Operating Income and the related reconciliation to rental property revenues and rental property expenses. Net Operating Income is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income. Same Property Net Operating Income includes those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that has achieved 90% economic occupancy for each of the two periods presented or has been substantially complete and owned by the Company for each of the two periods presented and the preceding year. Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.

Cash Basis Same Property Net Operating Income represents Net Operating Income excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.